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Exhibit 99.2

ADDENDUM
BUSINESS DEVEOPMENT
AND
INTELLECTUAL PROPERTY RIGHTS AGREEMENT

        Effective as of January 2, 2003, KFx Inc. ("KFx") and Lurgi South Africa (Pty) Limited ("LSA") entered into a Business Development and Intellectual Property Rights Agreement (the "Agreement"). It was the intent of the parties that an exclusive relationship be created for the use of each party's technology pursuant to the Agreement. The parties now mutually desire to clarify the Agreement to more accurately reflect the intent of the parties. All capitalized terms used in this Addendum to the Agreement (the "Addendum") will have the meaning set forth in the Agreement, unless defined herein.

License Rights

        The Agreement provides that Commercial Projects will receive a license to use the K-Fuel Technology and the Sasol/Lurgi Technology. This Addendum hereby affirms and clarifies that it is, and has been, the intent of the parties that the dual licensing arrangement be exclusive between KFx and LSA for Commercial Projects on a worldwide basis. KFx agrees that it will grant, or cause its licensing subsidiary to grant, licenses for coal beneficiation using the K-Fuel Technology only to Commercial Projects that also use the Sasol/Lurgi Technology. LSA agrees that it will grant licenses for the Sasol/Lurgi Technology in coal beneficiation applications only to Commercial Projects that also use the K-Fuel Technology.

        All other terms and provisions of the Agreement remain in full force and effect. Dated this 8th day of January 2004.

LURGI SOUTH AFRICA (Pty) LIMITED
	By:	/s/ KAREL VLOK Managing Director
ATTESTED:
/s/ ILLEGIBLE Company Secretary
KFX INC.
	By:	/s/ THEODORE VENNERS Chairman & CEO
ATTESTED:
/s/ RUDY SWENSON Corporate Secretary

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ADDENDUM BUSINESS DEVEOPMENT AND INTELLECTUAL PROPERTY RIGHTS AGREEMENT